UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 28, 2023

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2023, DDFS Partnership, LP and the Dundon 2009 Gift Trust (collectively, the “Dundon Shareholder”) informed the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Topgolf Callaway Brands Corp. (the “Company”) that, for personal reasons, Thomas G. Dundon would not stand for reelection to the Board upon completion of his current term at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). Pursuant to a Stockholders Agreement, made as of October 27, 2020, by and among the Company, the Dundon Shareholder, PEP TG Investments LP, TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC, the Dundon Shareholder currently has the right to designate one person for nomination to the Board at the 2023 Annual Meeting. On March 28, 2023, the Dundon Shareholder notified the Company that it was designating C. Matthew Turney, Chief Financial Officer of Dundon Capital Partners, for nomination to the Board. Additional information regarding Mr. Turney will be provided in the Company’s definitive proxy statement to be filed with the Securities and Exchange Commission prior to the 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: March 29, 2023	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President and General Counsel